Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-144962, 333-133507, 333-124187, 33-53335, 33-53337 on Form S-8, Registration Statement No. 333-163679 on Form S-4, and Registration Statement No. 333-170981 on Form S-3 of our report dated February 28, 2009 (May 18, 2009 as to the effects of the retrospective adoption of new accounting standards as described in Note 1), relating to the consolidated financial statements and financial statement schedule of Bio-Rad Laboratories, Inc. and subsidiaries for the year ended December 31, 2008 (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of new accounting standards in 2009), appearing in and incorporated by reference in this Annual Report on Form 10-K of Bio-Rad Laboratories, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

San Francisco, California

February 28, 2011